Exhibit 32.1
CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report of Better Choice Company Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes‑Oxley Act of 2002, that to the best of his knowledge:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 18, 2023

/s/ KENT CUNNINGHAM

Kent Cunningham
Chief Executive Officer
(Principal Executive Officer)

/s/ CAROLINA MARTINEZ

Carolina Martinez
Chief Financial Officer
(Principal Financial Officer)